Exhibit (h)(5)

The following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

WHEREAS, LMPFA1 has agreed to waive fees and/or reimburse operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the prospectus for the applicable Fund) to the amounts set forth in the Treasurer’s Report and as presented to and described at this meeting, subject to recapture as described below; now therefore, as to each listed class of each applicable Fund, be it

RESOLVED: That the Board approves and agrees to this arrangement, subject to the following:

•

That this arrangement will continue for the applicable Fund until the date specified in the Treasurer’s Report, unless modified or terminated prior to that date by agreement of LMPFA and the Board, and that this arrangement may be terminated at any time after such date by LMPFA;

•	That the arrangement may be modified by LMPFA to decrease total annual operating expenses of a class or Fund at any time;

•

That LMPFA is permitted to recapture amounts waived or reimbursed to the Fund within the fiscal year in which LMPFA earned the fee or incurred the expense if the Fund’s total annual operating expenses have fallen to a level below the limit described above; and

•

That in no case will LMPFA recapture any amount that would result, on any particular business day of the Fund, in the Fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect; and further

RESOLVED: That the officers of the Fund, be, and the same hereby are, authorized to update the Summary Prospectus, the Prospectus and the Statement of Additional Information, with such amendments and applicable filings to include such other revisions as said officers may deem appropriate; and further

RESOLVED: That the officers of the Fund be, and each of them hereby is, authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as the officer or officers shall approve in his, her, or their discretion, in each case as conclusively evidenced by his, her, or their actions or signatures.

[1]	Legg Mason Partners Fund Advisors, LLC (“LMPFA”) is the investment manager of each of the Funds listed in the Treasurer’s Report.

The information below is drawn from the Treasurer’s Report referenced in the foregoing resolutions. The amounts stated do not include the following expenses that may be incurred by a fund: interest, brokerage, taxes, extraordinary expenses and acquired fund fees and expenses.

LEGG MASON PARTNERS INCOME TRUST

Name of Fund	Name of Class	Expense Limit	Expense Limit Expiration Date
Legg Mason Western Asset California Municipals Fund	A	None	—
	B	None	—
	C	None	—
	I	0.60	12/31/2013
	FI	0.85	12/31/2013

Legg Mason Western Asset Intermediate Maturity California Municipals Fund	A	0.75	12/31/2013
	C	1.35	12/31/2013
	I	0.60	12/31/2013
	FI	0.85	12/31/2013

Legg Mason Western Asset Intermediate Maturity New York Municipals Fund	A	0.75	12/31/2013
	C	1.35	12/31/2013
	I	0.60	12/31/2013
	FI	0.85	12/31/2013

Legg Mason Western Asset Intermediate-Term Municipals Fund	A	None	—
	C	None	—
	I	0.60	12/31/2013
	FI	0.85	12/31/2013

Legg Mason Western Asset Managed Municipals Fund	A	None	—
	B	None	—
	C	None	—
	1	Expenses for Class A minus 15 basis points	12/31/2013
	I	0.60	12/31/2013
	FI	0.85	12/31/2013

Legg Mason Western Asset Massachusetts Municipals Fund	A	0.75	12/31/2013
	B	1.25	12/31/2013
	C	1.30	12/31/2013
	I	0.60	12/31/2013
	FI	0.85	12/31/2013

Legg Mason Western Asset Municipal High Income Fund	A	None	—
	B	None	—
	C	None	—
	I	0.65	12/31/2013
	FI	0.90	12/31/2013

Legg Mason Western Asset New Jersey Municipals Fund	A	None	—
	B	None	—
	C	None	—
	I	0.60	12/31/2013
	FI	0.85	12/31/2013

Legg Mason Western Asset New York Municipals Fund	A	None	—
	B	None	—
	C	None	—
	I	0.60	12/31/2013
	FI	0.85	12/31/2013

Legg Mason Western Asset Oregon Municipals Fund	A	0.75	12/31/2013
	B	1.25	12/31/2013
	C	1.30	12/31/2013
	I	0.60	12/31/2013
	FI	0.85	12/31/2013

Legg Mason Western Asset Pennsylvania Municipals Fund	A	None	—
	B	None	—
	C	None	—
	I	0.60	12/31/2013
	FI	0.85	12/31/2013

Legg Mason Western Asset Short Duration Muni Income Fund	A	0.75	12/31/2013
	C	1.10	12/31/2013
	I	0.60	12/31/2013
	FI	0.85	12/31/2013

Legg Mason Western Asset Adjustable Rate Income Fund	A	None	—
	B	None	—
	C	None	—
	I	0.85	12/31/2013
	R	1.40	12/31/2013
	R1	1.90	12/31/2013
	FI	1.15	12/31/2013

Legg Mason Western Asset Core Bond Fund	A	None	—
	B	None	—
	C	None	—
	R	1.40	12/31/2013
	R1	1.90	12/31/2013

Legg Mason Western Asset Core Plus Bond Fund	A	1.01	12/31/2013
	B	1.57	12/31/2013
	C	1.51	12/31/2013
	I	0.65	12/31/2013
	R	1.30	12/31/2013
	R1	2.00	12/31/2013

Legg Mason Western Asset Strategic Income Fund	A	None	—
	B	None	—
	C	None	—
	I	0.95	12/31/2013
	R	1.50	12/31/2013
	R1	2.00	12/31/2013
	FI	1.25	12/31/2013

Legg Mason Western Asset Global High Yield Bond Fund	A	None	—
	B	None	—
	C	None	—
	I	1.10	12/31/2013
	R	1.65	12/31/2013
	R1	2.15	12/31/2013

Legg Mason Western Asset Mortgage Backed Securities Fund	A	None	—
	B	None	—
	C	None	—
	1	Expenses for Class A minus 25 basis points	12/31/2013
	I	0.85	12/31/2013
	R	1.40	12/31/2013
	R1	1.90	12/31/2013
	FI	1.15	12/31/2013

Legg Mason Western Asset High Income Fund	A	None	—
	B	None	—
	C	None	—
	I	0.90	12/31/2013
	R	1.45	12/31/2013
	R1	1.95	12/31/2013

Legg Mason Western Asset Global Inflation Management Fund	A	0.90	12/31/2013
	C	1.40	12/31/2013
	R	1.15	12/31/2013
	R1	1.65	12/31/2013

Legg Mason Western Asset Corporate Bond Fund	A	None	—
	B	None	—
	C	None	—
	I	None	—
	R	1.50	12/31/2013
	R1	2.00	12/31/2013
	FI	1.25	12/31/2013

P	None	—

Legg Mason Western Asset Short-Term Bond Fund	A	None	—
	C	None	—
	I	0.75	12/31/2013
	R	1.30	12/31/2013
	R1	1.80	12/31/2013

Legg Mason Western Asset SMASh Series M Fund	Single class	Full Reimbursement	12/31/2013

Legg Mason Western Asset SMASh Series C Fund	Single class	Full Reimbursement	12/31/2013

Legg Mason Western Asset SMASh Series EC Fund	Single class	Full Reimbursement	12/31/2013

Western Asset Emerging Markets Debt Portfolio	A	1.25	12/31/2013
	C	1.70	12/31/2013
	I	0.95	12/31/2013
	FI	1.20	12/31/2013
	IS	0.80	12/31/2013

Western Asset Short Term Yield Fund	I	0.45	12/31/2013
	FI	0.70	12/31/2013
	IS	0.35	12/31/2013